UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2004

VENTURE FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Washington	0-24024	91-1277503
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization		Identification Number)

     721 College St SE
Lacey, Washington 98503
(Address of Principal Executive Offices)(Zip Code)

(360) 459-1100
(Registrant's Telephone Number, Including Area Code)

None
(Former name or former address, if changed since last report)

Item 5. OTHER EVENTS

        Effective January 1, 2004, a new employment agreement was entered into by and between Venture Financial Group, Inc. and Ken F. Parsons, Sr.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Financial statements. - not applicable
(b)	Pro forma financial information. - not applicable
(c)	Exhibits.
	99.1	Employment Agreement between Venture Financial Group, Inc. and Ken F. Parsons, Sr. effective January 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTURE FINANCIAL GROUP, INC.
(Registrant)
Dated: June 1, 2004	By:	/s/ Ken F. Parsons, Sr.
Ken F. Parsons, Sr., President and Chief Executive Officer

EXHIBIT 99

VENTURE FINANCIAL GROUP
EMPLOYMENT AGREEMENT
Ken F. Parsons, Sr.

     This AGREEMENT is made and entered into to be effective as of January 1, 2004, by and between VENTURE FINANCIAL GROUP, a Washington Corporation (the "Company), and VENTURE BANK, a Washington Corporation ("the Bank") hereinafter the Company and the Bank are collectively referred to as "the Employer", and KEN F. PARSONS, SR. ("Parsons"), WITNESSETH:

     WHEREAS, Parsons was a founder of the Company; it's primary subsidiary, the Bank, and other subsidiaries, and he has played an important role in the growth and success of those entities, having served as a director of them since their inception and having served as President and Chief Executive Officer of the Company since 1990; and

     WHEREAS, the Company desires to have Parsons serve as its Chairman, President and Chief Executive Officer and to serve in a similar capacity and/or as Chairman and Chief Executive Officer with one or more of the Company's subsidiaries, and Parsons desires to serve in such capacities; and

     WHEREAS, the Company desires to have Parsons continue his service as a Director on the Company's and subsidiaries' Boards of Directors; and

     WHEREAS, the Company desires to have Parsons actively engage in the development and mentoring of his successor as Chief Executive Officer of the Bank;

     NOW, THEREFORE, in consideration of the covenants and undertakings herein contained and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

     1. Employment. Parsons agrees to serve the Company as President, Chief Executive Officer, Chairman of the Board of Directors, and Director. Parsons also agrees to serve in other additionally associated capacities as may be assigned by the Company's Board of Directors ("Board"), the duties of which are consistent with those normally performed by a President, Chief Executive Officer, Chairman, or Director. The Board will appoint/elect Parsons to serve as President, Chief Executive Officer, and a member of the Executive Committee of the Company. The Board will nominate Parsons as a Director of the Company and use their best efforts to have him appointed/elected. The Board will appoint/elect Parsons to serve as Chairman, Chief Executive Officer, and a member of the Executive Committee of the Bank. Parsons shall remain in these positions for period of at least two (2) years on a full-time basis and until the appointment by the Board of his successor as Chief Executive Office of the Bank, and then, excluding the Chief Executive Officer of the Bank position, continue to serve in the remaining positions as an employee on a part-time (approximately 50%) basis until his retirement or until terminated as provided herein. As a part-time employee, he will undertake special projects and implement strategic initiatives, at the direction of the Board of Directors.

     2. Duties. Parsons shall be responsible for the overall operating and conduct of the business of the Company and the Bank, in accordance with the laws of the State of Washington and the federal government and pursuant to the general guidelines and directions as established from time to time by the Board of Directors.

     3. Compensation. The Employer shall pay Parsons, as compensation for his full-time and part-time services during the term of employment:

              A. Commencing on January 1, 2004, the Employer shall pay Parsons a base compensation salary for full-time employment of not less than two hundred thirty-five thousand and two hundred dollars ($235,200) per annum, which salary shall be payable in equal installments, at least monthly, as set forth in the Employer's Policy Manual and, after three (3) years (effective January 1, 2007), subject to review and adjustment annually. At the Board of Directors election to change Parsons' status to part-time employment (which may not occur before January 1, 2006), Parsons will be paid at the rate of fifty percent (50%) of his then annual salary.

              B. Parsons shall be entitled to paid vacation and sick leave, all as more fully specified in the Employer's Policy Manual and modified from time to time. Parsons' annual paid vacation accrual shall not be less then eight (8) weeks. At the commencement of his part-time employment, Parsons will no longer receive paid vacation or sick leave from the Employer.

              C. The Company may provide stock option opportunities to Parsons, from time to time, at the discretion of the Board of Directors. All unexpired options granted under the Company's Employee Stock Option and Restricted Stock Award Plan (or its successor) the "Plan" will vest in the event of a Change of Control or upon termination of Parsons without Cause. Continued service as a director shall be deemed continued "employment" for purposes of any stock options or restricted shares granted to Parsons, such that service as a director of the Company or the Bank will permit continued vesting and extend the time within which he must exercise any options otherwise applicable upon termination of employment.

              D. In addition to the base compensation provided hereinabove, Parsons will participate in the Venture Bank Annual Incentive Plan (and any successor plans) and shall be paid an annual bonus at a level and/or pursuant to a formula determined by the Employer from time to time based on factors including, but not limited to, the quality of Parsons' performance of his assigned duties and the pre-tax profits of the Company and it's subsidiaries.

     4. Other benefits. During the term of this Agreement (full-time and part-time periods), Parsons shall be entitled to receive all employee benefits the Employer generally provides to it's senior executives including the following benefits:

             A. Medical, dental, vision, life insurance, KSOP, voluntary life insurance, long-term disability insurance, and other benefits as outlined in the Employer's Policy Manual and as provided to regular full-time employees of the Employer; and

             B. Payment by the Employer of the annual premiums in the amount of $78,500 per year on a personal life insurance policy (Northwestern Mutual Life policy # 16712972) ("Parsons' Life Insurance") for a period of seven years from the date of this agreement.

     5. Reimbursable Expenses. Parsons is authorized to incur reasonable expenses in performing his duties and in promoting the business of the Employer. The Employer will reimburse Parsons for all such expenses, specifically including, without limitation, the dues and fees for Parsons' membership in the Olympia Country & Golf Club, a health club, and the Rotary Club. The Employer acknowledges and agrees that it may be advisable for Parsons to join other clubs and/or professional organizations and for the Employer to pay the membership fees therefore, as may hereafter be determined appropriate by the Compensation Committee based on proposals therefore submitted by Parsons.

     6. Working Conditions. Parsons shall be furnished with such working facilities, office equipment, and assistance that are reasonably required by Parsons to perform his duties as President, Chief Executive Officer, Chairman, and Director of the Employer, specifically including, but not limited to, secretarial and support staff, an office and an automobile allowance of at least seven hundred and fifty dollars ($750.00) per month, which allowance shall be reviewed and adjusted annually by the Compensation Committee.

     7. Retirement. Parsons may elect, with not less than six (6) months prior written notice to the Board, to retire from employment on any date after he attains age sixty-five (65), provided that he continues his employment with the Employer until his retirement date.

      The Employer entered into an updated Executive Supplemental Income ("ESI") Agreement with Parsons. It is the intent of the Employer and Parsons to replace the ESI Agreement with an updated Salary Continuation Plan (SCP) Agreement. At all times, Parsons is vested in the Benefit and shall have a nonforfeitable right to the Annual Compensation or the Death Benefit (as defined in the ESI Agreement or the updated SCP Agreement).

     8. Stock Redemption. Upon the Parsons' death, the Company agrees to buy and his estate or grantor trust agrees to sell such number of shares of Company stock that have a fair market value of $1.0 million on his date of death, for its fair market value. For this purpose "fair market value" should mean the weighted average sales price of the Company's shares for the 90 days prior to Parsons' death as reported by the NASDAQ or other market if the Company's shares are so listed. If the shares are not listed on NASDAQ or any other exchange, the Company and Parsons' designated representative shall attempt to agree upon fair market value. If they cannot agree upon fair market value within 90 days of the date of death, either party may request that an appraiser be appointed, and the parties will have 30 days thereafter to agree upon an appraisal. If they can agree upon an appraiser, payment for the appraisal shall be borne equally by the parties, and the appraised value shall be binding on all parties. If the parties cannot agree upon an appraiser within such 30-day period, each party will have 20 days thereafter to appoint an appraiser and the two appraisers so appointed will appoint a third appraiser. The opinion of the majority of the appraisers shall be binding on all parties. If two of the three appraisers cannot agree, the two appraised values that are closest shall be averaged, and the price shall be binding on the parties.

      Further, Parsons agrees to execute such documents, wills, codicils, or other instruments as may be deemed necessary in order to provide the Company the right to purchase from his estate such number of shares of common stock of the Company. If Parsons' stock ownership value is less than $3,500,000 or the Company has announced a pending Change in Control, his estate has the option to decline this redemption.

     9. Term of Employment.

             A. The initial term of this Agreement shall be for eighty-four (84) months of employment from the effective date of the Agreement. Additionally, upon approval of the Board and Parsons, this Agreement will renew annually for an additional one (1) year period. Any amendment, alteration or change to this Agreement must be agreed to and approved in writing by both Parsons and the Employer.

             B. If this Agreement is terminated (i) by the Employer "without cause" (as defined in Section 9D, below), or (ii) by Parsons for "good reason" (as defined in paragraph 9.C below), or (iii) by Parsons for any reason within Change of Control Period defined as "any time during a period beginning twelve (12) months prior to the earlier of a public announcement of a Change in Control if public announcement is made, or the date on which the Board of Directors know, or should reasonably know of an impending Change in Control, and ending thirty six (36) months subsequent to the consummation of a Change in Control", Parsons will be entitled to receive the following:

                          (i) Base Compensation (as defined in Section 3.A) for twelve (12) months or until December 31, 2005 (whichever period is more), and Other Benefits (as defined in Section 4),

                          (ii) Payment of the annual premiums in the amount of $78,500 per year of his Personal Life Insurance for a period of seven years from the date of this agreement,

                          (iii) Fully vested rights to all stock options granted or awarded under the Plan, (all options will expire if not exercised within six (6) months of termination or such longer period as may be provided under the terms of the Plan or amendments to the Plan) and a nonforfeitable fully vested rights to benefits under the ESI Agreement;

             C. Parsons has "good reason" to terminate this Agreement, if action taken by the Company's Board of Directors effectively withdraws from Parsons the authority and responsibility customarily associated with the position of President and Chief Executive Officer;

             D. Termination "without cause" shall be any termination of Parsons' employment by the Board other than termination for cause as defined in Section 11;

             E. All severance compensation paid to Parsons shall be paid on normal payroll cycles. The Employer can pay lump sum payment or payments only if Parsons has provided written acceptance of lump sum payments;

             F. In no event will Parsons be entitled to any payments under this Agreement that would violate any applicable banking regulations (including regulations of the Federal Deposit Insurance Corporation as set forth at 12 CFR Part 359). In addition, any payments under this Agreement will terminate if Parsons violates Section 13 of this Agreement.

     10. Health Care Coverage. Upon termination of Parsons' employment by the Company, other than discharge for cause as defined above, whether such termination is due to voluntary resignation, retirement, death or disability, Parsons and/or his spouse, shall receive the following health benefit coverage following such termination of employment.

             A. The Company will pay all premiums for benefits to Parsons and his covered spouse under, and subject to, the terms of the Consolidated Omnibus Budget Reconciliation Act ("COBRA").

             B. Upon expiration of any applicable COBRA coverage period and for a period at least equal to five years from the date of termination, if Parsons and/or his spouse are not then entitled to enroll for Medicare, the Company shall provide, at its expense, an individual health insurance policy for Parsons and/or his spouse which will provide them with health care benefits as nearly equivalent as possible to those provided Parsons and his spouse by the Company prior to Parsons' termination of employment provided, however, in no event shall the Company be required to pay more than it would have paid if Parsons had continued as an employee and been covered under the Company's or Bank's group policy.

             C. Upon reaching an age when Parsons and his spouse are entitled to receive Medicare, Parsons and his spouse shall enroll to receive Medicare and the Company shall pay the premiums due on a Medicare supplement insurance policy so that the coverage provided through Medicare and the Medicare supplement insurance policy shall be as nearly equivalent as possible to the coverage provided Parsons and his spouse prior to Parsons' termination of employment provided, however, in no event shall the Company be required to pay more than it would have paid if Parsons had continued as an employee and been covered under the Company's or Bank's group policy.

     The purpose of this paragraph is to provide, to the extent possible and within the agreed expense limitations, that upon termination of Parsons' employment with the Company (other than discharge for cause as defined above), Parsons and his spouse shall have coverage provided at the Company's expense that is comparable to the coverage provided Parsons and his spouse prior to Parsons' termination of employment. The foregoing notwithstanding, after termination of Parsons' employment with the Company, if Parsons should be employed by another company which provides group health benefits for Parsons, the coverage provided herein shall be secondary and supplemental to any such coverage.

     11. Cause. Notwithstanding any provision of this Agreement, the benefits payable on termination which are provided in Section 13.A, shall not be payable if Parsons' employment is terminated for cause. For the purposes of this Agreement, termination for "cause" means termination because Parsons' (a) willfully and continually fails to substantially perform his principal responsibilities with the Employer, as outlined in Section 2 (other than any such failure resulting from Parsons' incapacity due to injury or illness, or Parsons inability due to the Employer's failure to provide Parsons with the proper authority required to carry out those responsibilities), and such failures continue for a period of at least thirty (30) days after a written demand for performance is delivered to Parsons by a duly authorized member or representative of the Board, which specifically sets forth the manner in which it is alleged that Parsons has failed to substantially perform his duties, and the action steps which Parsons must follow to meet the Board's expectations, followed by a meeting between Parsons and the Board at the end of the thirty (30) day period in which a majority vote by the Board (not including Parsons) is required to determine that Cause still exists, or (b) is adjudged guilty of any crime involving a breach of his fiduciary duties to the Employer; or (c) willfully (in bad faith without reasonable belief such action or inaction was in the best interests of the Employer) and continually fails to comply with any law, rule, or regulation pertaining to the Employer's business (other than traffic violations or similar minor offenses); or (d) is adjudged guilty of any felony; or (e) willfully fails to comply with any final cease and desist order of any government agency having jurisdiction over the Employer. For purposes of this Agreement, no act or failure to act on the part of Parsons shall be considered "willful" unless done or omitted to be done in bad faith without reasonable belief that such action or omission was in, or not opposed to, the best interests of the Employer.

     12. Confidential Information. Parsons acknowledges that in the course of his employment, he will have or obtain knowledge of confidential information and other secrets concerning the Employer and its business, actual and prospective customers, and other matters which are valuable to the Employer and which the Employer does not want disclosed. Parsons promises during employment at the Employer and thereafter to maintain all such information on a confidential basis and not to disclose it to any third party, without the Employer's prior written consent or at the Employer's express instruction. This confidentiality promise of Parsons is intended to and shall apply in the broadest sense possible to information regarding the Employer's business activities and actual and prospective customers, and is not intended to be limited solely to matters which might meet the legal definition of "trade secrets" under Washington law. Prior to termination of his employment with the Employer, Parsons will return all records, files, handbooks, manuals, and any other form of documentation related in any way to the business of the Employer. Parsons acknowledges that he shall not be entitled to retain, copy, utilize, or rely upon all or part of any such materials. This section shall survive termination of this Agreement. The existence of any claim or cause of action against the Employer, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of this Section.

     13. Restrictive Covenant.

             A. If the Employer terminates Parsons employment "without cause", or Parsons terminates for "good reason" as defined in Sections 9.D and 9.C. of this Agreement, or Parsons voluntarily terminates his employment without good reason, then Parsons shall not, for a period of twenty-four (24) months after the date of termination (the "noncompete period"), be employed or act in any capacity, either directly or indirectly, or by or for himself or for any partnership, corporation, trust, or company, "participate" (as defined below) in any business similar to the type of business conducted by the Employer at the time of termination of employment in any market area in which the Employer or its affiliates conduct business at the time of termination. For purposes of this Agreement, the term "participate" includes, without limitation, any direct or indirect interest in any such business, whether as an officer, director, consultant, employee, partner, sole proprietor, stockholder, owner, or otherwise, other than by ownership of less than one percent (1%) of the stock of any financial institution providing services in the areas delineated in the Employer's CRA plan. The term "participate" shall also include participation, planning, or consulting for any startup financial organization. For the purpose of this Agreement, market areas covered by the bank shall be the service areas as delineated in the Employer's CRA (Community Reinvestment Act of 1977) Plan at the time of termination. Parsons agrees that in the event of violation by Parsons of this covenant not to compete, then insurance payments (as described in Section 4.B and Section 9.B.ii) on behalf of Parsons shall immediately cease and Parsons shall pay liquidated damages to the Employer in the amount of base salary per month he received form Employer immediately prior to his termination of employment, for each month or part of a month that Parsons is in violation of and continues to violate such agreement.

             B. In addition, Parsons agrees that for a period of twenty-four (24) months following his termination (whether voluntary or not) he will not (a) induce or attempt to induce any other employee of the Employer to leave the employ of the Employer, or in any way interfere with the relationship between the Employer and any other employee of the Employer or (b) induce or attempt to induce any customer, supplier, licensee, or other business relations of the Employer to cease doing business with the Employer. It is recognized and agreed that damages in such event would be difficult or impossible to ascertain, though great and irreparable, and that this agreement with respect to liquidated damages set forth in subparagraph 13. A. above shall in no event disentitle the Employer to injunctive relief.

             C. This Restrictive Covenant may be enforced by an action at law for damages and by an injunction to prohibit the restricted activity. Nothing set forth herein shall prohibit-the Employer from pursuing all remedies available to it. The parties agree that if a trial judge with jurisdiction over a dispute related to this agreement should determine that any portion of the restrictive covenants set forth in this section is unreasonably broad, then the parties authorize said trial judge to narrow same so as to make it reasonable, given all relevant circumstances, and to enforce same.

             D. It is agreed between the parties that this Agreement in its entirety, and in particular the restraints imposed herein upon Parsons, are reasonable both as to time and as to area. The parties additionally agree (i) that the restraints imposed herein upon Parsons are necessary for the protection of the business and goodwill of the Employer; (ii) that the restraints imposed herein upon Parsons are not any greater than are reasonably necessary to secure the business of the Employer and the goodwill thereof; and (iii) that the degree of injury to the public due to the loss of the service and skill of Parsons upon enforcement of said restraints does not and will not warrant nonenforcement of said restraints.

             E. This section shall survive the termination of this agreement.

     14. Change of Control. In the event any person, firm, corporation or other business entity, at any time, by merger, consolidation, purchase or otherwise, acquires a majority of the outstanding stock or substantially all of the assets of the Employer or its subsidiary, Venture Bank, it will be considered a Change of Control.

     15. Directorship. The Company agrees to extend its best efforts to maintain Parsons as a Director on the Board of the Company and its subsidiaries.

     16. Proceedings and Attorney's Fees. It is the intention of the parties hereto that this Agreement, the performance hereunder, and all suits and special proceedings hereunder be construed in accordance with, under, and pursuant to the laws of the State of Washington. The substantially prevailing party in any suits or special proceedings shall be entitled to reasonable attorney's fees and costs of suit. The parties agree that the venue of any legal proceedings involving, in whole or in part, any provision of this agreement shall be in Thurston County, Washington, regardless of which party initiates such proceedings.

     17. Notice. Any notice to be delivered under this Agreement shall be given in writing and delivered, personally or by certified mail, postage prepaid, addressed to the Company or to Parsons at their last known addresses.

     18. Non-Waiver. No delay or failure by either party to exercise any right under this Agreement shall constitute a waiver of that or any other right.

     19. Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue to be fully effective.

     20. Entire Agreement. This Agreement represents the entire employment agreement between the parties. This Agreement supersedes any other prior oral or written employment agreement between the parties on the subject matter hereof. This Agreement does not supersede either the Executive Supplemental Income Agreement or any other incentive compensation agreement (including stock option agreements) entered into separately by the parties to this Agreement. This Agreement may be modified, altered, amended or changed only by a subsequent writing agreed to, and entered into, by both Parsons and the Company.

     21. Binding Effect. It is agreed that all covenants, terms, and conditions of this Agreement shall extend, apply to, and firmly bind the heirs, executors, administrators, assigns, and successors in interest of the respective parties hereto as fully as the respective parties themselves are bound and, as applicable, shall survive Parsons' death, disability or termination.

     IN WITNESS WHEREOF, the parties have signed this Agreement effective on the day and year first above written.

/s/ Ken F. Parsons, Sr.
Ken F. Parsons, Sr.

VENTURE FINANCIAL GROUP
By: /s/ Larry Schorno
Larry Schorno, Chairman of the Compensation Committee

VENTURE BANK
By: /s/ Larry Schorno
Larry Schorno, Chairman of the Compensation Committee